TYCO TOYS, INC.

                                    as Issuer

                                       and

                     Certain Subsidiaries of Tyco Toys, Inc.

                                  as Guarantors


                                   MATTEL, INC.

                            as successor to the Issuer

                                       and

                              Bankers Trust Company

                                    as Trustee


                           ____________________________

                                   Form of

                           THIRD SUPPLEMENTAL INDENTURE

                            Dated as of March 27, 1997
                           ____________________________




                                   $126,500,000

                        10-1/8% Senior Subordinated Notes
                               due August 15, 2002

                   THIRD SUPPLEMENTAL INDENTURE dated as of March 27, 1997 (the "Third Supplement"), among Tyco Toys, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), certain subsidiaries of the Company, as guarantors, Mattel, Inc., a corporation organized under the laws of the State of Delaware ("Mattel"), and Bankers Trust Company, a New York banking corporation (as successor to NationsBank of Virginia, N.A.), as Trustee (the "Trustee").

                   WHEREAS, the Company, certain subsidiaries of the Company, as guarantors, and the Trustee have entered into an Indenture, dated as of August 15, 1992 (as amended and supplemented, the "Indenture"), as amended by that certain Supplemental Indenture, dated as of October 17, 1992, and by that certain Supplemental Indenture, dated as of June 8, 1993, and that certain Agreement of Successorship, dated as of January 14, 1994, by and among the Company, NationsBank of Virginia, N.A., as resigning trustee, and Bankers Trust Company, as successor trustee (the "Successorship Agreement"), providing for the issuance of 10-1/8% Senior Subordinated Notes due August 15, 2002 (the "Securities"), in the aggregate principal amount of $126,500,000 (the subsidiaries of the Company named in the Indenture as Guarantors or Additional Guarantors are hereinafter referred to as the "Guarantors");

                   WHEREAS, pursuant to the Successorship Agreement, Bankers Trust Company has succeeded Nations Bank of Virginia, N.A. as Trustee under the Indenture; and

                   WHEREAS, the Company, Mattel and a wholly owned subsidiary of Mattel have entered into an Agreement and Plan of Merger, dated as of November 17, 1996, as amended as of November 22, 1996 (as amended, the "Merger Agreement"), pursuant to which the Company will merge with and into Mattel (the "Merger");

                   WHEREAS, Section 5.01 of the Indenture permits the Company to merge with another corporation provided certain terms and conditions are satisfied;

                   WHEREAS, Section 9.01 of the Indenture authorizes the Company and the Trustee to enter into a supplemental indenture without the consent of any Securityholders, to, among other things, comply with Section 5.01 of the Indenture as well as to make any change that does not adversely affect the rights of any Securityholder;

                   WHEREAS, the Company has furnished the Trustee with
         (i) an officer's certificate to the effects set forth in
         Section 5.01 of the Indenture (the "Officer's Certificate") and
         (ii) an opinion of counsel to the Company (the "Opinion of Counsel") stating that the Merger and this Third Supplement will, upon consummation of the Merger, comply with the Indenture;

                   WHEREAS, pursuant to Section 9.06 of the Indenture the Trustee shall be fully protected in relying upon the Officer's Certificate and Opinion of Counsel provided to it as









         conclusive evidence that this Third Supplement is permitted by the Indenture, is not inconsistent with the Indenture and will be valid and binding upon the Company, Mattel and the Guarantors in accordance with its terms; and

                   WHEREAS, all things necessary to make this Third Sup-plement a valid supplement of the Indenture have been satisfied;

                   NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.


         SECTION 1.  Definitions.

                     Except as otherwise specified herein, each capital-ized term used herein but not otherwise defined shall have the meaning ascribed to it in the Indenture.


         SECTION 2.  Assumption of Obligations.

                     (a) Mattel hereby assumes, from and after the Effective Time, all the respective obligations of the Company under the Securities and the Indenture.

                     (b)  The resolutions adopted by the Board of
         Directors of Mattel in connection with this Third Supplement and the assumption of obligations provided for herein are attached as Annex A hereto.


         SECTION 3.  Successor.

                     All references to "Tyco Toys, Inc." or to "Tyco" (other than the use of the word "Tyco" in the name of any Guarantor) contained in the Indenture (including any exhibit, annex or attachment thereto but excluding the signature page) and relating to any time period subsequent to the Effective Time, are hereby amended to be references to Mattel, Inc., and all references to the defined term "Company" contained in Indenture (including any exhibit, annex or attachment thereto) shall be references to Mattel, Inc.















         SECTION 4.  Definitions.

                     (a)  The definition of the term "Common Stock" in
         Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                        "Common Stock" means the common stock, par value
              $1.00 per share, of the Company.

                     (b) The following term shall be added to Section
         1.01 of the Indenture in its appropriate location in alphabetical order:

                        "Effective Time" has the meaning ascribed to it
              in that certain Agreement and Plan of Merger, dated as of November 17, 1996, and amended as of November 22, 1996, by and among Mattel, Inc., a wholly owned subsidiary of Mattel, Inc., and Tyco Toys, Inc.


         SECTION 5.  Notification.

                     The provisions of Section 12.02 of the Indenture following the fourth full paragraph thereof are hereby deleted in their entirety and the following provisions are hereby substituted therefor:

                     All notices or communications shall be in writing.

                     The Company's address is:

                        Mattel, Inc.
                        333 Continental Boulevard
                        El Segundo, California 90245-5012
                        Attn: General Counsel

                     The Guarantors' address is:

                        c/o Mattel, Inc.
                        333 Continental Boulevard
                        El Segundo, California 90245-5012
                        Attn: General Counsel

                     The Trustee's address is:

                        Bankers Trust Company
                        Corporate Trust and Agency Group
                        4 Albany Street
                        New York, NY  10006
                        Attn: Corporate Market Services









         SECTION 6.  Ratification; Construction.

                     As amended by this Third Supplement, the Indenture is in all respects ratified and confirmed, and, as so supplemented by this Third Supplement, shall be read, taken and construed as one and the same instrument.


         SECTION 7.  Notices.

                     Any notice or communication pursuant to this Third Supplement shall be given as provided in Section 12.02 of the Indenture. Any notice or communication to any of the Guarantors shall be to the address of the Guarantors set forth in Section 12.02 of the Indenture.


         SECTION 8.  Governing Law.

                     This Third Supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Mattel agrees to submit to the jurisdiction of the State of New York, or a United States Federal Court sitting in the State of New York, in any action or proceeding arising out of or relating to this Third Supplement, the Indenture, or the Securities.


         SECTION 9.  Heading; Miscellaneous.

                     The headings of this Third Supplement have been inserted for convenience of reference only, are not to be con-sidered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 10. Counterparts.

                     This Third Supplement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         SECTION 11.  Effectiveness.

                     This Third Supplement shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto and (ii) the Effective Time.












                                    SIGNATURES

                     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplement to be duly executed and attested, all as of the day and year first above written.

                                        MATTEL, INC.


                                   By:
                                        Name:
                                        Title:

         Attest:



         Name:
         Title:
                                        TYCO TOYS, INC.


                                   By:
                                        Name:
                                        Title:

         Attest:



         Name:
         Title:







                                        TYCO INDUSTRIES, INC.
                                        VIEW-MASTER MANUFACTURING, INC.
                                        TYCO TOYS (CANADA) INC.
                                        TYCO TOYS (UK) LIMITED
                                        TYCO TOYS (FRANCE) S.A.
                                        TYCO TOYS (ESPANA) S.A.
                                        TYCO TOYS (BENELUX) N.V.
                                        TYCO TOYS (DEUTSCHLAND) GMBH
                                        TYCO TOYS ITALY S.P.A.
                                        PLAYTIME PRODUCTS, INC.
                                        PLAYTIME TOYS U.K. LIMITED
                                        ILLCO TOY CO. U.S.A., INC.
                                        MATCHBOX TOYS Limited.
                                        MATCHBOX TOYS PTY. LTD.
                                        MATCHBOX TOYS SPIELWAREN, GmbH.
                                        TYCO TOYS (SWITZERLAND) AG
                                        TYCO TOYS (OESTERREICH) GmbH
                                        TYCO TOYS (NEW ZEALAND) Ltd.
                                        MATCHBOX COLLECTIBLES (U.K.) Ltd.
                                        MATCHBOX COLLECTIBLES
                                           (Deutschland) GmbH.
                                        MATCHBOX COLLECTIBLES, INC.
                                        CRONER - TYCO PTY. Ltd. and
                                        ENSUENO - TYCO TOYS de
                                           MEXICO S.A. de C.V.
                                              as Guarantors


                                   By:
                                        Name:
                                        Title:  Authorized Signatory

         Attest:



         Name:
         Title:


                                        BANKERS TRUST COMPANY
                                              as Trustee


                                   By:
                                        Name:
                                        Title:

         Attest:



         Name:
         Title: